Exhibit 10.16M

[*] Certain information in this document has been omitted and filed separately with the Securities and

Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

July 30, 2012

Oxford Mining Company, LLC

Attn: Ms. Angela Ashcraft

544 Chestnut Street

P.O. Box 427

Coshocton, OH 43812

Re:	Coal Purchase and Sale Agreement No. 10-62-04-900, dated as of

May 21, 2004, as amended, between Ohio Power Company

(f/k/a Columbus Southern Power Company) (“Buyer”) and Oxford

Mining Company, LLC (formerly Oxford Mining Company, Inc.) (“Seller”)

SUBJECT: AMENDMENT 2012-2

Reference is made to the above-referenced Coal Purchase and Sale Agreement, as amended (the “Agreement”), under which Seller is supplying coal to Buyer.

Buyer and Seller hereby agree to the following:

1. The table and related footnotes in Section 2.1 Contract Quantity shall be deleted in their entirety and replaced with the following in lieu thereof:

Table 2.1.1

Contract Year(s)	Annual Contract Quantity	Specification A Coal Tons	Specification B Coal Tons	Option No. 1 Tons	Option No. 2 Tons
2009	1,750,000	500,000	(3)	—	—
2010 – 2011	1,700,000	500,000	(3)	—	—
2012 – Q 1 and Q2(1)	501,049	0	501,049	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)
2012 – Q 3 and Q4(1)	900,000(6)	0	900,000(6)	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)
2013-2015	1,700,000	0	1,700,000	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)
2016 – 2018(2)	1,700,000	0	1,700,000	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)

(1)

For purposes of the provisions related to Section 2.1 Contract Quantity, the first quarter of calendar year 2012 (“Q1”) and the second quarter of calendar year 2012 (“Q2”) shall be treated collectively as a Contract Year and the third quarter of calendar year 2012 (“Q3”) and the fourth quarter of calendar year 2012 (“Q4”) shall be treated collectively as a Contract Year.

(2)	If the Option Term Extension is elected by Buyer.
(3)

For the Delivery Period from [*] through [*], Seller shall deliver, and Buyer shall accept, no less than [*] Tons per Contract Year of Specification A Coal. For each such Contract Year, Buyer shall nominate a minimum of at least [*] Tons of Specification A Coal for delivery hereunder, and the remaining Coal to be delivered to Buyer which is not nominated as Specification A Coal shall consist of Specification B Coal; provided that the total Tons of Specification A Coal and Specification B Coal shall equal the Annual Contract Quantity, as such Annual Contract Quantity may be increased at Buyer’s option as provided herein. For the avoidance of doubt, Buyer’s nomination rights in the preceding sentence mean that Buyer may so elect to receive more than [*] Tons of Specification A Coal during any such Contract Year.

Oxford Mining Company, LLC

Amendment 2012-2

July 30, 2012

(4)	Option No. 1 Tons (up to 50,000 Tons) may be elected for delivery in any quarter at least sixty (60) days prior to the start of the quarter at the Contract Price in effect when delivered.
(5)

Option No. 2 Tons (50,001 – 100,000 Tons) may be elected for delivery in any quarter at least sixty (60) days prior to the start of the quarter at the Contract Price in effect when delivered plus an additional $[*] per Ton.

(6)	Upon the completion of Q3 and Q4 of 2012 period, the Annual Contract Quantity and Specification B Coal Tons therefor shall be modified to the actual Tons received in the Q3 and Q4 of 2012 period.

2. In ARTICLE V Contract Price, subpart a) shall be deleted in its entirety and replaced with the following subpart a) in lieu thereof:

a) The Contract Price for Coal received [*] through [*] was on an escalated price basis as specified in the Agreement as in effect immediately prior to [*]. The Contract Price for Coal beginning [*] was and will be on a fixed price basis, with no escalation, as follows:

Table 5.1

Contract Year	Price Per Ton - Specification B Coal
FOB Plant:
[*](1)	$[*]
[*](1)(2)	$[*]
[*]	[*]
[*](3)	[*]

(1)

For purposes of the provisions related to ARTICLE V Contract Price, the Q1 and Q2 of 2012 period is treated collectively as a Contract Year and the Q3 and Q4 of 2012 period is treated collectively as a Contract Year

(2)

Upon the completion of the Q3 and Q4 2012 period, a reconciliation of the Contract Price for Q4 2012 only shall promptly occur. This reconciliation shall be based on the formula calculation set forth below in this Article V a).

(3)	If the Option Term Extension is elected by Buyer.

During the Q4 2012 period, for the Tons purchased by Buyer during such period, Buyer shall pay Seller the Contract Price specified in Table 5.1 above. With reference to Footnote (2) to Table 5.1 above, Buyer and Seller mutually agree that, notwithstanding such payments at the Contract Price specified in Table 5.1 above, the actual Contract Price for Q4 2012 shall be based upon the following formula calculation which may result in an actual Contract Price that is less than or more than the Contract Price previously paid by Buyer for Q4 2012:

•	[*]
•	[*]
•	[*]
•	[*]

In the event that, by reason of such formula calculation, Buyer has paid to Seller less or more than such calculated actual Contract Price for the Tons received in Q4 2012, (i) Buyer shall promptly pay to Seller the difference if Buyer has paid less and (ii) Seller shall promptly pay to Buyer the difference if Buyer has paid more.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Oxford Mining Company, LLC

Amendment 2012-2

July 30, 2012

3. For the Q1 and Q2 period of 2012 and also the Q3 and Q4 period of 2012, with respect to Quality Adjustments determined as provided in Schedule 7.2 of the Agreement, the amount used for the Contract Price in calculating all such Quality Adjustments shall be $[*].

Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. If you are in agreement with the foregoing, kindly indicate your acceptance thereof by signing the enclosed duplicate of this letter in the space provided and then returning it to us.

Very truly yours,

/s/ James D. Henry

James D. Henry Vice President Fuel, Emissions & Logistics On behalf of AMERICAN ELECTRIC POWER SERVICE CORPORATION, as agent for Ohio Power Company

Accepted:

Oxford Mining Company, LLC

/s/ Charles C. Ungurean
Signature

Charles C. Ungurean
Name

President and Chief Executive Officer
Title

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.